================================================================================



                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934.




Date of Report (date of earliest event reported):  July 31, 1995
                                                   -------------


                               CEDAR GROUP, INC.
                               -----------------
             (Exact name of registrant as specified in its charter)


   Delaware                 1-10372                    23-2577796
   --------                 -------                    ----------
State or other            (Commission               (I.R.S. Employer
jurisdiction of            File Number)             Identification No.)
incorporation or
organization


                              500 Rue Notre Dame,
                                    Lachine
                                 Quebec, H8S 2B2
                    ---------------------------------------
                    (Address of principal executive office)

                 Registrant's telephone number:  (514) 634-3550
                                                 --------------


================================================================================

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a)  Description of the Acquisition; Sources of Funds.

         On July 31, 1995 (but effective as of April 1, 1995), Cedar Group Inc. ("the Registrant") acquired 75% of the outstanding Common Shares of Steen Contractors Limited ("Steen") for a cash purchase price of Cdn $6.3 million. Steen is an international engineering company, specializing in prime mechanical, heating, ventilation, and air conditioning contracts for industrial, commercial, manufacturing and processing plants. The Registrant will purchase the remaining Common Shares of Steen in two installments. The first installment, amounting to 15% of Steen's outstanding Common Shares, will be purchased on May 1, 1996 based upon the net tangible book value per share of Steen on December 31, 1995. The final installment, amounting to 10% of Steen's outstanding Common Shares, will be purchased on May 1, 1997 based upon the net tangible book value per share of Steen on December 31, 1996.

         The acquisition of Steen will be accounted for under the purchase method of accounting and will be given effect from April 1, 1995, the date under which the Registrant assumed operational control of Steen.

         The amount of consideration paid by the Registrant was determined by negotiation between and among representatives of the Registrant and the shareholders of Steen.

         The payment for the purchase price of the Common Shares of Steen was obtained by the Registrant pursuant to a Term Loan Agreement with BT Commercial Corporation ("BTCC") pursuant to which the Registrant borrowed U.S.$5 million (the "Bridge Loan"). The Bridge Loan is secured by a pledge of the shares owned by the Company of its two principal operating subsidiaries, Dominion Bridge Inc. ("Dominion Bridge") and Steen, and is further secured by a guarantee and a pledge of assets by Dominion Bridge. The Bridge Loan is to be repaid on or before October 31, 1995. The Registrant is negotiating a revolving credit facility with BTCC which would refinance the Bridge Loan as well as provide additional working capital to the Registrant.

         Steen's assets consist primarily of cash, accounts receivable, inventories and property, plant and equipment. The Registrant plans for Steen to continue such course of business under its control.

         Prior to the acquisition, no material relationship existed between Steen and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not Applicable.

ITEM 5.  OTHER EVENTS.

         Not Applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial statements of businesses acquired.

         It is impracticable at the time of the filing of this Current Report to provide the required financial information for Steen required by Regulation S-B. Accordingly, the Registrant will file the required financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (b)     Proforma financial information.

         It is impracticable at the time of the filing of this Current Report for the Registrant to provide the complete proforma financial information required by Regulation S-B. Accordingly, the Registrant will file the required proforma financial information under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after this Current Report must be filed with the Commission.

         (c)     Exhibits (referenced to Item 601 of Regulation S-K).

         2.               Share Purchase Agreement dated as of April 1, 1995.

         4. Term Loan Agreement dated as of July 31, 1995 between Cedar Group, Inc. and BT Commercial Corporation.

ITEM 8.          CHANGE IN FISCAL YEAR.

         Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        CEDAR GROUP, INC.



Dated:  August 11, 1995                 By: /s/Michel L. Marengere
                                           ---------------------------------
                                                 Michel L. Marengere,
                                                 Chairman and CEO
                                                 (Chief Executive Officer)

                                 EXHIBIT INDEX


                                                                                                      Page Number in
Exhibit                                                                                               Rule 0-3(b)
Number                                                                                                Sequential
(Referenced                                                                                           Numbering System
to Item 601                                                                                           Where Exhibit
of Reg. S-B)                      Description of Exhibit                                              Can Be Found.

         2.                       Share Purchase Agreement dated as of April 1, 1995.

         4.                       Term Loan Agreement dated as of July 31, 1995 between Cedar
                                  Group, Inc. and BT Commercial Corporation